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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K
                                  CURENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported):  February 15, 2001



                                 FIREPOND, INC.
             (Exact name of registrant as specified in its charter)


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
Delaware                                   000-90911                             41-1462409
(State or other jurisdiction               (Commission                           (IRS Employer
of incorporation)                          File Number)                          Identification No.)

890 Winter Street, Waltham, Massachusetts                                             02451
(Address of principal executive offices)                                              (Zip Code)
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Registrant's telephone number, including area code:  (781) 487-8400
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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

         On February 15, 2001, Firepond, Inc., a Delaware corporation, completed its acquisition of Brightware, Inc., a Delaware corporation, by means of a merger of Brightware with and into Butane Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Firepond, pursuant to an Agreement and Plan of Merger dated as of January 30, 2001. The Merger was effected by the filing of a Certificate of Merger with the Secretary of State of Delaware on February 15, 2001. Brightware's products provide automated, self-service assistance to customers through the Internet.

         Upon the effective time of the Merger on February 15, 2001, Firepond issued an aggregate of 2,825,305 shares of Firepond common stock, par value $0.01 per share, and $6,500,000 in cash in exchange for all of the outstanding capital stock of Brightware. Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, each outstanding share of Brightware Series F Preferred Stock converted into the right to receive approximately 1.5337 shares of Firepond Common Stock and $3.5286 in cash. Each outstanding share of Brightware Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock was cancelled.

         Each holder of Brightware capital stock who is otherwise entitled to a fraction of a share of Firepond Common Stock will receive cash in lieu thereof, equal to a fraction multiplied by $4.8188. In accordance with the terms of the Merger Agreement and an escrow agreement, 2,399,984 shares of Firepond Common Stock and $5,950,075.10 in cash have been placed in an escrow account to secure certain indemnification obligations of Brightware under the Merger Agreement.

         The Firepond Common Stock issued in connection with the Merger was issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933 as amended. Firepond used available cash to pay for the cash portion of the merger consideration.

         The purchase price and terms for the transaction were determined in arms-length negotiations. The acquisition of Brightware is intended to qualify a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended. Firepond will account for the transaction under the purchase method of accounting.

         The terms of the Merger are more fully described in the Merger Agreement and the Registration Rights Agreement, which are each filed as Exhibit
2.1 and 10.1, respectively, and incorporated herein by reference.
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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a)      Financial Statements.

         The Registrant will provide the financial statements required by paragraph (a) of Item 7 of Form 8-K on or before May 1, 2001.

(b)      Pro Forma Financial Information.

         The Registrant will provide the pro forma financial information required by paragraph (b) of Item 7 of Form 8-K on or before May 1, 2001.


(c)      Exhibits.

         2.1* Agreement and Plan of Merger, dated as of January 30, 2001, by and among Firepond, Inc, Butane Acquisition Corp, Brightware, Inc. and certain stockholders of Brightwarwe, Inc. (excluding the exhibits and schedules thereto).

         10.1 Registration Rights Agreement, dated as of January 30, 2001, by and among Firepond, Inc. and certain stockholders of Brightware, Inc.

         99.1     Press Release dated February 16, 2001.

*   The Registrant agrees to furnish supplementally a copy of the above-described exhibits and schedules to the Commission upon request.
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 FIREPOND, INC.



                                                 /s/ Paul K. McDermott
                                                 -------------------------------
Date:  March 2, 2001                             Name:  Paul K. McDermott
                                                 Title:  Chief Financial Officer
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EXHIBIT INDEX

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
Exhibit No.       Description
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
    2.1*          Agreement and Plan of Merger, dated as of January 30, 2001, by and among Firepond, Inc,
                  Butane Acquisition Corp, Brightware, Inc. and certain stockholders of Brightwarwe, Inc.
                  (excluding the exhibits and schedules thereto).
    10.1          Registration Rights Agreement, dated as of January 30, 2001, by and among Firepond, Inc.
                  and certain stockholders of Brightware, Inc.
    99.1          Press Release dated February 16, 2001.
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*   The Registrant agrees to furnish supplementally a copy of the above-described schedules to the Commission upon request.